EXHIBIT 15

October 21, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated October 21, 2011 on our review of interim financial information of Honeywell International Inc. (the “Company”) for the three and nine month periods ended September 30, 2011 and 2010 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2011 is incorporated by reference in its Registration Statements on Form S-3 (No. 033-55425, 333-22355, 333-101455 and 333-165036), Form S-8 (No. 033-51455, 033-58347, 333-57515, 333-57517, 333-57519, 333-83511, 333-49280, 333-57868, 333-105065, 333-108461, 333-136083, 333-146932, 333-148995, and 333-175260) and Form S-4 (No. 333-82049).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

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